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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 (File No. 333-64641) of our report dated September 11, 1998, which report is based, in part, on the report of other auditors for fiscal 1997, on our audits of the consolidated financial statements of Philipp Brothers Chemicals, Inc and Subisidaries as of June 30, 1998 and 1997 and for the years then ended. We also consent to the references to our firm under the caption "Experts."

                                          PRICEWATERHOUSECOOPERS, LLP

Florham Park, New Jersey
November 20, 1998